As filed with the Securities and Exchange Commission on August 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIMKENSTEEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ohio	46-4024951
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1835 Dueber Avenue SW, Canton, Ohio 44706-0928

(Address of Principal Executive Offices Including Zip Code)

TimkenSteel Corporation Amended and Restated

2020 Equity and Incentive Compensation Plan

(Full Title of the Plan)

Kristine C. Syrvalin, Esq.

Executive Vice President, General Counsel and Secretary

1835 Dueber Avenue SW

Canton, Ohio 44706-0928

(330) 471-7000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, without par value per share	2,000,000	$13.635	$27,270,000	$2,976

(1)

Represents the number of additional common shares, without par value per share (“Common Shares”), of TimkenSteel Corporation (the “Registrant”), available pursuant to the amended and restated TimkenSteel Corporation 2020 Equity and Incentive Compensation Plan (in the form of the TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan, the “Plan”) being registered hereon.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become available pursuant to any anti-dilution provisions of the Plan.

(3)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on July 30, 2021, within five business days prior to filing.

EXPLANATORY NOTE

The Registrant hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 2,000,000 Common Shares under the Plan. The Plan is an amendment and restatement of the TimkenSteel Corporation 2020 Equity and Incentive Compensation Plan (in the form of the TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan), for which a previously filed registration statement on Form S-8 is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-238034) filed by the Registrant on May 6, 2020, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (Commission File No. 001-36313), filed February 25, 2021;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021 (Commission File No. 001-36313), filed May 6, 2021 and August 5, 2021, respectively;

(c)

The Registrant’s Current Reports on Form 8-K (Commission File No. 001-36313), filed February  16, 2021 and May 6, 2021 (only Items 5.02 and 5.07, Item 9.01 regarding Exhibit 10.1, and Exhibit 10.1); and

(d)

The description of the Common Shares contained in the Registrant’s Information Statement, filed as Exhibit 99.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (Commission File No. 001-36313), filed on May 15, 2014, as amended by the description of the Common Shares contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-36313), filed February 25, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 13, 2014 (Commission File No. 001-36313))

4.2	Code of Regulations of the Registrant (incorporated herein by reference to Exhibit 3.2 of Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed with the Commission on May 15, 2014 (Commission File No. 001-36313))

4.3	TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2021 (Commission File No. 001-36313))

5.1	Opinion of Kristine C. Syrvalin, Executive Vice President, General Counsel and Secretary of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.2	Consent of Kristine C. Syrvalin (included in Exhibit 5.1)

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of August, 2021.

TIMKENSTEEL CORPORATION
By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: August 5, 2021	* Michael S. Williams President and Chief Executive Officer and Director (Principal Executive Officer)

Date: August 5, 2021	* Kristopher R. Westbrooks Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: August 5, 2021	* Nicholas A. Yacobozzi Corporate Controller (Principal Accounting Officer)

Date: August 5, 2021	* Diane C. Creel Director

Date: August 5, 2021	* Terry L. Dunlap Director

Date: August 5, 2021	* Randall H. Edwards Director

Date: August 5, 2021	* Donald T. Misheff Director

Date: August 5, 2021	* Ronald A. Rice Director

Date: August 5, 2021	* Leila L. Vespoli Director

Date: August 5, 2021	* Randall A. Wotring Director

*

This Registration Statement has been signed on behalf of the above officers and directors by Kristine C. Syrvalin, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated: August 5, 2021	By: /s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Attorney-in-Fact